                                                            EXHIBIT 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-46155) of Gulf Island Fabrication, Inc. of our report dated January 23, 1997, except for the third paragraph of Note 1 which is as of February 13, 1997, the second paragraph of Note 4 which is as of February 14, 1997 and the third paragraph of Note 4 which is as of October 28, 1997, appearing in Exhibit 23.3 in this Annual Report on Form 10-K.

/s/ PRICE WATERHOUSE LLP
------------------------------
PRICE WATERHOUSE LLP

New Orleans, Louisiana
March 23, 1998